Exhibit 99.1

For Immediate Release

Tangoe, Inc. Announces Second Quarter 2014 Financial Results

•                  Total revenue of $52.7 million, up 14% year-over-year

•                  GAAP operating income of $0.2 million; non-GAAP operating income of $7.8 million

•                  GAAP EPS of negative $0.01; non-GAAP EPS of $0.18

•                  Adjusted EBITDA of $8.4 million; adjusted EBITDA margin of 15.9%

Orange, Conn., August 6, 2014 — Tangoe, Inc. (NASDAQ: TNGO), a leading global provider of Connection Lifecycle Management (CLM) software and related services, today announced financial results for its second quarter ended June 30, 2014.

“Tangoe delivered second quarter revenue and profitability that were in-line with our expectations,” stated Al Subbloie, president and CEO of Tangoe.  We believe the company is positioned to increase growth in recurring revenue during the second half of 2014 due to continued strong customer demand, combined with the strength of our upsell activity, despite the mix of more complex deals impacting the timing of sales activity converting to revenue.  Longer-term, we remain confident in Tangoe’s ability to gain market share due to our growing pipeline of opportunities, international expansion and roll out of our new and enhanced Matrix Connection Lifecycle Management suite.”

Second Quarter 2014 Financial Highlights

•                  Revenue: Total revenue for the second quarter was $52.7 million, an increase of 14% on a year-over-year basis.  Recurring technology and services revenue was $47.1 million, an increase of 14% on a year-over-year basis.  Strategic consulting, software licenses and other services revenue contributed the remaining $5.6 million of total revenue for the second quarter of 2014.

•                  Operating Income: GAAP operating income for the second quarter was $0.2 million, compared to GAAP operating income of $0.8 million for the second quarter of 2013.  Non-GAAP operating income for the second quarter was $7.8 million, compared to $6.8 million for the second quarter of 2013.

•                  Net Income (Loss): GAAP net loss for the second quarter was $(0.4) million, compared to $0.6 million of GAAP net income for the same period last year. GAAP net loss per share for the second quarter was $(0.01), based on 38.7 million weighted-average shares outstanding, compared to GAAP net income per share of $0.01, based on 40.2 million weighted-average diluted shares outstanding, for the same period last year.

Non-GAAP net income for the second quarter was $7.2 million compared to $6.4 million for the second quarter of 2013. Non-GAAP diluted net income per share for the second quarter was $0.18 based on 41.1 million weighted-average diluted shares outstanding compared to $0.16 per share based on 40.2 million weighted-average diluted shares outstanding for the same period last year.

•                  Adjusted EBITDA: Adjusted EBITDA for the second quarter was $8.4 million, compared to $7.3 million for the second quarter of 2013. Adjusted EBITDA margin was 15.9% for the second quarter of 2014, compared to a 15.7% margin for the same period last year.

•                  Cash and Cash Flow: As of June 30, 2014, Tangoe had cash and cash equivalents of $45.7 million, a decrease of $0.4 million from the end of the prior quarter, primarily due to the repurchase of common stock during the quarter.

The company generated $2.8 million in net cash from operations for the second quarter of 2014, compared to $4.8 million during the second quarter of 2013.  The company generated $2.0 million in unlevered free cash flow for the quarter, compared to $4.1 million during the second quarter of 2013.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook

As of August 6, 2014, Tangoe is providing guidance for its third quarter and full year 2014.

•                  Third Quarter 2014 Guidance: Total revenue is expected to be in the range of $55.0 million to $55.7 million.  Adjusted EBITDA is expected to be in the range of $9.1 million to $9.4 million.  Non-GAAP net income per share is expected to be in the range of $0.19 to $0.20 based on approximately 41.4 million weighted-average diluted shares outstanding.

•                  Full Year 2014 Guidance: Total revenue is expected to be in the range of $217.0 million to $219.0 million.  Adjusted EBITDA is expected to be in the range of $35.0 million to $36.0 million.  Non-GAAP net income per share is expected to be in the range of $0.73 to $0.75 based on approximately 41.4 million weighted-average diluted shares outstanding.

Quarterly Conference Call

Tangoe will host a conference call today at 5:00 p.m. EDT to review the company’s financial results for the second quarter 2014 and business outlook. To access this call, dial 877.419.6594 (United States), or 719.325.4783 (international), with conference ID #2070580. A live webcast of the conference call will be accessible from the investor relations page of Tangoe’s website at http://investor.tangoe.com, and a recording will be archived and accessible at http://investor.tangoe.com/events.cfm. A recording of this conference call will also be available through August 20, 2014, by dialing 877.870.5176 (United States), or 858.384.5517 (international). The recording access code is #2070580.

About Tangoe

Tangoe (NASDAQ:TNGO) is a leading global provider of Connection Lifecycle Management software and services to a wide range of global enterprises and service providers. The company’s Connection Lifecycle Management technology, Matrix, is an on-demand suite of software and services designed to turn on, track, manage, secure, and support various connections in an enterprise’s connection lifecycle, including mobile, fixed, machine-to-machine, cloud software and services, enterprise social, and IT connections. Additional information about Tangoe can be found at www.tangoe.com.

Tangoe is a registered trademark of Tangoe, Inc.

Non-GAAP Financial Measures

Adjusted EBITDA discussed in this press release is defined as net income (loss) plus interest expense, income tax provision, depreciation and amortization, amortization of marketing agreement intangible assets, stock-based compensation expense and, for 2013 only, restructuring charge; less amortization of leasehold interest, interest income and other income (expense).  Non-GAAP operating income excludes stock-based compensation expense, amortization of intangible assets and, for 2013 only, restructuring charge.  Non-GAAP net income excludes stock-based compensation expense, amortization of intangible assets, amortization of debt discount, other income (expense), and, for 2013 only, restructuring charge.  Unlevered free cash flow is defined as net cash provided by operating activities plus net interest payments, less capital expenditures. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and determination of appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance.  We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on May 12, 2014. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission.  We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

TANGOE, INC.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2014	2013	2014

Revenue:
Recurring technology and services	$41,385	$47,069	$81,433	$93,068
Strategic consulting, software licenses and other	5,022	5,605	9,834	10,000
Total revenue	46,407	52,674	91,267	103,068

Cost of revenue:
Recurring technology and services	18,871	22,200	37,626	43,598
Strategic consulting, software licenses and other	1,965	2,007	4,026	4,341
Total cost of revenue	20,836	24,207	41,652	47,939

Gross profit	25,571	28,467	49,615	55,129

Operating expenses:
Sales and marketing	8,205	10,182	15,597	20,127
General and administrative	8,669	9,844	16,796	18,632
Research and development	4,804	5,794	9,749	10,923
Depreciation and amortization	2,548	2,472	5,037	5,079
Restructuring charge	499	—	654	—
Income from operations	846	175	1,782	368

Other income (expense), net
Interest expense	(100)	(11)	(263)	(48)
Interest income	16	9	35	18
Other income (expense)	203	(28)	766	(15)
Income before income tax provision	965	145	2,320	323
Income tax provision	415	548	646	993
Net income (loss)	$550	$(403)	$1,674	$(670)

Net income (loss) per common share:
Basic	$0.01	$(0.01)	$0.04	$(0.02)
Diluted	$0.01	$(0.01)	$0.04	$(0.02)

Weighted average number of common share:
Basic	37,391	38,658	37,468	38,512
Diluted	40,226	38,658	40,318	38,512

TANGOE, INC.

Consolidated Balance Sheets

(in thousands)

	December 31,	June 30,
	2013	2014
		(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,182	$45,694
Accounts receivable	43,273	51,710
Prepaid expenses and other current assets	4,537	4,900
Total current assets	90,992	102,304

COMPUTERS, FURNITURE AND EQUIPMENT-NET	4,317	5,089

OTHER ASSETS:
Intangible assets-net	36,637	32,712
Goodwill	65,963	66,127
Security deposits and other non-current assets	935	1,299
TOTAL ASSETS	$198,844	$207,531

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,570	$9,400
Accrued expenses	8,871	8,639
Deferred revenue-current portion	9,063	10,581
Notes payable-current portion	1,831	1,067
Other current liabilities	160	—
Total current liabilities	29,495	29,687

OTHER LIABILITIES:
Deferred taxes and other non-current liabilities	3,598	4,121
Deferred revenue-less current portion	1,536	616
Notes payable-less current portion	203	179
Total liabilities	34,832	34,603

COMMITMENT AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common Stock	4	4
Additional paid-in capital	202,808	212,168
Warrants for common stock	10,610	10,610
Accumulated deficit	(48,795)	(49,465)
Other comprehensive loss	(615)	(389)
Total stockholders’ equity	164,012	172,928
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$198,844	$207,531

TANGOE, INC.

Condensed Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	For the Six Months Ended
	June 30,
	2013	2014

Operating activities:
Net income (loss)	$1,674	$(670)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of debt discount	216	36
Amortization of leasehold interest	(49)	(49)
Depreciation and amortization	5,037	5,079
Decrease in deferred rent liability	(39)	(35)
Amortization of marketing agreement intangible assets	122	219
Allowance for doubtful accounts	46	60
Deferred income taxes	225	551
Foreign exchange adjustment	(138)	32
Restructuring charge	654	—
Stock based compensation expense	6,471	9,855
Decrease in fair value of contingent consideration	(666)	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(1,481)	(8,444)
Prepaid expenses and other current assets	(151)	(135)
Other assets	34	(581)
Accounts payable	(282)	(249)
Accrued expenses and other current liabilities	(1,984)	(333)
Deferred revenue	961	588
Net cash provided by operating activities	10,650	5,924
Investing activities:
Purchases of computers, furniture and equipment	(960)	(2,051)
Cash paid in connection with acquisitions, net of cash received	(9,642)	(531)
Net cash used in investing activities	(10,602)	(2,582)
Financing activities:
Borrowings of debt	—	177
Repayment of debt	(400)	(502)
Repurchase of common stock	(6,235)	(2,000)
Proceeds from exercise of stock options and stock warrants	659	1,505
Net cash used in financing activities	(5,976)	(820)

Effect of exchange rate on cash	(227)	(10)

Net (decrease) increase in cash and cash equivalents	(6,155)	2,512
Cash and cash equivalents, beginning of period	50,211	43,182
Cash and cash equivalents, end of period	$44,056	$45,694

TANGOE, INC.

Calculation of Non-GAAP Operating Income (Unaudited)

(in thousands)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2013		2014		2013		2014
		% of		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Income from operations	$846	1.8%	$175	0.3%	$1,782	2.0%	$368	0.4%

Add:
Stock based compensation expense	3,371	7.3%	5,658	10.7%	6,471	7.1%	9,855	9.6%
Amortization of intangibles	2,070	4.5%	1,920	3.6%	4,094	4.5%	3,956	3.8%
Restructuring charge	499	1.1%	—	0.0%	654	0.7%	—	0.0%
Non-GAAP income from operations	$6,786	14.6%	$7,753	14.7%	$13,001	14.2%	$14,179	13.8%

TANGOE, INC.

Reconciliation of Net income (loss) to Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2013		2014		2013		2014
		% of		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Net income (loss)	$550	1.2%	$(403)	-0.8%	$1,674	1.8%	$(670)	-0.7%
Interest expense	100	0.2%	11	0.0%	263	0.3%	48	0.0%
Other (income) expense	(203)	-0.4%	28	0.1%	(766)	-0.8%	15	0.0%
Interest income	(16)	0.0%	(9)	0.0%	(35)	0.0%	(18)	0.0%
Income tax provision	415	0.9%	548	1.0%	646	0.7%	993	1.0%
Depreciation and amortization	2,548	5.5%	2,472	4.7%	5,037	5.5%	5,079	4.9%
Amortization of marketing agreement intangible assets	67	0.1%	111	0.2%	122	0.1%	219	0.2%
Amortization of leasehold interest	(25)	-0.1%	(25)	0.0%	(49)	-0.1%	(49)	0.0%
Stock based compensation expense	3,371	7.3%	5,658	10.7%	6,471	7.1%	9,855	9.6%
Restructuring charge	499	1.1%	—	0.0%	654	0.7%	—	0.0%
Adjusted EBITDA	$7,306	15.7%	$8,391	15.9%	$14,017	15.4%	$15,472	15.0%

TANGOE, INC.

Calculation of Non-GAAP Net Income (loss) and Non-GAAP Net Income per Share (Unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2014	2013	2014
Net income (loss)	$550	$(403)	$1,674	$(670)

Add:
Stock based compensation expense	3,371	5,658	6,471	9,855
Restructuring charge	499	—	654	—
Amortization of intangibles	2,070	1,920	4,094	3,956
Amortization of debt discount	80	11	216	36
Other (income) expense	(203)	28	(766)	15
Non-GAAP net income	$6,367	$7,214	$12,343	$13,192

Non-GAAP net income per share: diluted	$0.16	$0.18	$0.31	$0.32

Fully diluted weighted average shares outstanding	40,226	41,113	40,318	41,018

TANGOE, INC.

Stock Based Compensation Expense (Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2014	2013	2014
Cost of revenue	$525	$1,209	$1,080	$2,697
Sales and marketing	956	1,482	1,769	2,738
General and administrative	1,641	2,100	3,113	3,135
Research and development	249	867	509	1,285
Total	$3,371	$5,658	$6,471	$9,855

TANGOE, INC.

Calculation of Unlevered Free Cash Flow (Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2014	2013	2014
Net cash provided by operating activities	$4,808	$2,847	$10,650	$5,924

Add:
Interest payments, net	20	2	41	11

Subtract:
Capital Expenditures	687	833	960	2,051
Unlevered Free Cash Flow	$4,141	$2,016	$9,731	$3,884

Investor Contact:

Seth Potter

ICR, Inc.

512.344.0277

investor.relations@tangoe.com

Media Contact:

Nikki Festa/Ariel Burch

PAN Communications, Inc.

617.502.4300

tangoe@pancomm.com